UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2005

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KRISPY KREME DOUGHNUTS, INC.

(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2005, Krispy Kreme Doughnuts, Inc. (the “Company”) and Kroll Zolfo Cooper LLC (“KZC”) agreed to the terms of the success fee under the Services Agreement pursuant to which KZC is providing management services to the Company. The success fee is in the form of a warrant issued to KZC. The warrant will entitle KZC to purchase 1,200,000 shares of the Company's common stock at a cash exercise price of $7.75 per share. The number of shares issuable upon exercise and the exercise price are subject to adjustment pursuant to customary anti-dilution adjustment provisions. The warrant will become exercisable on the later of (i) January 29, 2006 and (ii) 30 days following the public announcement of the appointment of a chief executive officer of the Company to succeed Stephen F. Cooper, unless, on or prior to such date, the Company terminates the Services Agreement with cause or KZC terminates the Services Agreement without good reason (in which event, the warrant will be forfeited). The warrant will expire on January 31, 2013. The warrant is not transferable except to certain related persons. Shares issuable upon exercise of the warrant will be subject to customary demand and piggyback registration rights.

Item 8.01	Other Events.

On August 1, 2005, the Company issued a press release regarding the agreement as to the terms of the success fee under the Services Agreement discussed above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release (“Krispy Kreme and Kroll Zolfo Cooper Agree on Equity-Based Success Fee”) dated August 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 1, 2005

KRISPY KREME DOUGHNUTS, INC. By: /s/ Michael C. Phalen Michael C. Phalen Chief Financial Officer

Exhibit 99.1

Media Contact:	Brooke Smith
LaForce-Stevens
212.242.9353 ext. 135
bsmith@laforce-stevens.com

Investor Contact:	Laura Smith
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449 ext. 154

KRISPY KREME AND KROLL ZOLFO COOPER AGREE ON EQUITY-BASED SUCCESS FEE

WINSTON-SALEM, N.C., Aug. 1 — Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the "Company") announced that the Company and Kroll Zolfo Cooper LLC ("KZC") have agreed to the terms of the success fee under the Services Agreement pursuant to which KZC is providing management services to the Company. The success fee is in the form of a warrant issued to KZC. The warrant will entitle KZC to purchase 1,200,000 shares of the Company's common stock at a cash exercise price of $7.75 per share. The number of shares issuable upon exercise and the exercise price are subject to adjustment pursuant to customary anti-dilution adjustment provisions. The warrant will become exercisable on the later of (i) January 29, 2006 and (ii) 30 days following the public announcement of the appointment of a chief executive officer of the Company to succeed Stephen F. Cooper, unless, on or prior to such date, the Company terminates the Services Agreement with cause or KZC terminates the Services Agreement without good reason (in which event, the warrant will be forfeited). The warrant will expire on January 31, 2013. The warrant is not transferable except to certain related persons. Shares issuable upon exercise of the warrant will be subject to customary demand and piggyback registration rights.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates approximately 370 factory stores and 40 satellites in 45 U.S. states, Australia, Canada, Mexico, the Republic of South Korea and the United Kingdom. Krispy Kreme can be found on the World Wide Web at http://www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of the pending formal investigation by the United States Securities and Exchange Commission and the investigation by the United States Attorney's Office for the Southern District of New York, the pending shareholder class action, the pending shareholder derivative actions, the pending ERISA class action, the pending Special Committee investigation, our auditors' ongoing review of our financial statements, actions taken by lenders to the Company and its joint ventures, its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated and numerous other factors discussed in Krispy Kreme's periodic reports and proxy statements filed with the Securities and Exchange Commission.